EXHBIT 'A'

MONARCH HUMAN RESOURCES, INC.

FINANCIAL STATEMENTS

NOVEMBER 30, 2005

INDEX TO FINANCIAL STATEMENTS

PAGE(S)

CONSOLIDATED AUDITED FINANCIAL STATEMENTS:

Report of Independent Registered Public Accounting Firm

1

Balance Sheet as of November 30, 2005

2

Statement of Operation for the period October 12, 2005

    (Inception) through November 30, 2005

3

Statement of Stockholders’ Equity for the period October 12, 2005

    (Inception) through November 30, 2005

4

Statement of Cash Flows for the for the period October 12, 2005

    (Inception) through November 30, 2005

5

Notes to Financial Statements

6 - 7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Monarch Human Resources, Inc.

New York, NY

We have audited the accompanying balance sheet of Monarch Human Resources, Inc. as of November 30, 2005, and the related statements of operations, stockholders’ equity, and cash flows for the period October 12, 2005 (Inception) through November 30, 2005.  These financial statements are the responsibility of the company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Monarch Human Resources, Inc., as of November 30, 2005 and the results of its operations and its cash flows for the period October 12, 2005 (Inception) through November 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ BAGELL, JOSEPHS & COMPANY, L.L.C.

BAGELL, JOSEPHS & COMPANY, L.L.C.

Certified Public Accountants

Gibbbsboro, New Jersey

March 7, 2006

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MONARCH HUMAN RESOURCES, INC.
BALANCE SHEET
NOVEMBER 30, 2005

ASSETS

Current Assets:
Prepaid assets	$ 1,500
Deposit	15,000

Total Current Assets	16,500

TOTAL ASSETS	$ 16,500

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Loans from shareholders	$ 16,500

Total Current Liabilities	16,500

Total Liabilities	16,500

Stockholders' Equity
Common stock, no par value, 50,000,000 shares authorized,
2,000 shares issued and outstanding	-

Total stockholders' equity	-

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 16,500

2

MONARCH HUMAN RESOURCES, INC.
STATEMENT OF OPERATIONS
FOR THE PERIOD OCTOBER 12, 2005 (INCEPTION)
THROUGH NOVEMBER 30, 2005

REVENUES	$ -

EXPENSES	-

INCOME BEFORE TAXES	-

Income taxes	-

NET INCOME	$ -

BASIC AND DILUTED INCOME PER SHARE	$ -

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES	2,000

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MONARCH HUMAN RESOURCES, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD OCTOBER 12, 2005 (INCEPTION)
THROUGH NOVEMBER 30, 2005

	Common Stock
	Shares	Amount	Total

INCEPTION, OCTOBER 12, 2005:	-	$ -	$ -

Stock issued at formation	2,000	-	-

Net income	-	-	-

BALANCE, NOVEMBER 30, 2005:	2,000	$ -	$ -

4

MONARCH HUMAN RESOURCES, INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD OCTOBER 12, 2005 (INCEPTION)
THROUGH NOVEMBER 30, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$ -
Adjustments to reconcile net loss to net cash
used in operating activities:
-
Net cash (used in) operating activities	-

CASH FLOWS FROM INVESTING ACTIVITIES
-
Net cash (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
-
Net cash provided by financing activities	-

NET INCREASE IN CASH AND CASH EQUIVALENTS	-

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$ -

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$ -

Cash paid for income taxes	$ -

SUPPLEMENTAL DISCLOSURE OF NON CASH ACTIVITY:
Shareholder payments for prepaid assets recorded as loans	$ 1,500
Shareholder payment of deposit for acquisition recorded as loan	$ 15,000

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MONARCH HUMAN RESOURCES, INC.

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2005

NOTE A-

NATURE OF BUSINESS

The Company was incorporated in New Jersey on October 12, 2005.  The Company is currently inactive and in the process of acquiring the assets of a staffing company.  This transaction will be completed on December 20, 2005.

NOTE B-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements are prepared in accordance with generally accepted accounting principles.  The following significant accounting policies are presented to assist the reader in evaluating these financial statements and, together with the notes, should be considered an integral part of the financial statements.

Comprehensive Income

Comprehensive income consists only of net income.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the reporting period.  Actual results could differ from these estimates.

Income Taxes

The Company is currently a C Corporation for Federal income tax purposes.  There are no adjustments for net operating losses.

NOTE C-

DEPOSITS

The Company has signed a letter of intent and made a deposit of $15,000 for acquiring the assets discussed in Note A and Note D.

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MONARCH HUMAN RESOURCES, INC.

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2005

NOTE D-

SUBSEQUENT EVENTS

Acquisition of “Business Staffing, Inc.”

On December 20, 2005, the Company purchased the assets of a staffing company known as “Business Staffing, Inc.” of Toms River, NJ, for the purchase price of $450,000.  The Company paid $300,000 in cash and issued a promissory note in the amount of $150,000.  The note is payable ratably over thirty-six months at seven percent (7%) interest.  The assets acquired will be used to continue the operations of “Business Staffing, Inc.” for which the Company, as part of the purchase agreement, acquired the use of the “Business Staffing, Inc.” name.

The following summarizes the estimated fair values of the assets acquired at the date of acquisition: Property and equipment, $30,000, Intangible assets, $25,000, Goodwill, $395,000.  In addition, closing costs of $11,053 were incurred.  (This allocation of the purchase price is subject to refinement.)

Purchase of Company by INFe Human Resources, Inc.

Also on December 20, 2005, under the terms of the Stock Purchase Agreement of this date, a subsidiary of INFe Human Resources, Inc.’s, (“INFe”), a Nevada corporation organized to provide human resource administrative management, executive compensation plans and staffing services to client companies, paid $300,000 cash to acquire 100% of the outstanding shares of stock of the Company.  In addition, INFe granted the selling shareholders of the Company two warrants to purchase up to twenty-percent (20%) of the newly-formed subsidiary which owns the Company’s stock.  The warrant holders can purchase the subsidiary stock at an exercise price of $0.001 per share, which expire on December 20, 2007.  Also related to this acquisition, INFe loaned the Company $100,000 to fund its working capital needs.  The promissory note is due on demand with twelve percent (12%) interest.

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